UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

MMEX Resources Corporation
(Exact name of registrant as specified in its charter)

Nevada	XXXXXXXXX	26-1749145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3616 Far West Blvd #117-321 Austin Texas	78731
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (855)880-0400

MMEX Mining Corporation

2626 Cole Avenue, Suite 600

Dallas, Texas 75204

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 5.03 Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective April 6, 2016, MMEX Mining Corporation (the "Company") made the following two changes to its Articles of Incorporation pursuant to NRS 78.385 and 78.390 of the Nevada Revised Statutes:

(i)	The Company amended Article 1 of the Company's to change our corporate name to MMEX Resources Corporation.

(ii)

The Company amended Article 4 to provide authority to issue 1,010,000,000 shares of capital stock, of which 10,000,000 shares shall be Preferred Stock, $.001 par value ("Preferred Stock"), and 1,000,000,000 shares shall be Common Stock, $.001 par value ("Common Stock"). The Preferred Stock may be issued in one or more classes and series as determined and designated by the Board of Directors of the corporation, each such class and series to have the powers, preferences and rights, and qualifications, limitations and restrictions as shall be stated and as determined by the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of Form 8-K.

Exhibit Number	Description

3.9	Certificate of Amendment to the Articles of Incorporation, dated April 6, 2016

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, theregistrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMEX Resources Corporation (Registrant)

Date: April 11, 2016	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer